Exhibit 10.2

EMPLOYEE BENEFITS AGREEMENT

BY AND BETWEEN

ALLTEL CORPORATION

AND ALLTEL HOLDING CORP.

DATED AS OF DECEMBER 8, 2005

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS
1.01.	Definitions.
1.02.	Other Capitalized Terms.
1.03.	Schedule I.
1.04.	Schedule V.

ARTICLE 2 EMPLOYEES AND GENERAL PRINCIPLES
2.01.	Designation of Spinco Employees and Spinco Individuals.
2.02.	Collective Bargaining Agreements.
2.03.	Assumption, Retention of Liabilities.
2.04.	No Duplication of Benefits.
2.05.	No Acceleration of Benefits.
2.06.	Beneficiary Designations.
2.07.	Spinco Amendment Authority.
2.08.	Asset Transfers.
2.09.	Spinco Responsibility and Rights.
2.10.	No Commitment to Employment or Benefits.
2.11.	No Expansion of Participation.
2.12.	No Alteration of Collective Bargaining Agreements.
2.13.	Government Reporting.

ARTICLE 3 DEFINED BENEFIT RETIREMENT PLANS
3.01.	Establishment of Mirror Retirement Plan and Trust.
3.02.	Pension Plan Transfer Amount.

ARTICLE 4 DEFINED CONTRIBUTION RETIREMENT PLANS
4.01.	Establishment of Mirror 401(k) Plan and Trust.
4.02.	Establishment of Mirror Profit Sharing Plan and Trust.
4.03.	Georgia Telephone Corporation Profit Sharing Plan.
4.04.	Accucomm Telecommunications, Inc.

ARTICLE 5 HEALTH AND WELFARE PLANS
5.01.	Establishment of Mirror Comprehensive Plan of Group Insurance and Trust.
5.02.	Establishment of Mirror Long Term Disability Plan.
5.03.	Establishment of Mirror Flex Plan.
5.04.	Establishment of Mirror Group Accident Plan.
5.05.	Establishment of Mirror Special Insurance Plan.

ARTICLE 6 MISCELLANEOUS BENEFITS
6.01.	Establishment of Mirror Educational Assistance Plan.
6.02.	Establishment of Mirror Adoption Assistance Plan.
6.03.	Establishment of Mirror Severance Plan.
6.04.	Leave of Absence Programs and FMLA.
6.05.	Employee Stock Purchase Plan.
6.06.	People Practices.

ARTICLE 7 INCENTIVE PLANS AND STOCK-BASED COMPENSATION
7.01.	Incentive Awards.
7.02.	Stock Options.
7.03.	Restricted Stock.
7.04.	Other Plans.

ARTICLE 8 EXECUTIVE BENEFITS
8.01.	Establishment of Mirror Benefit Restoration Plan.
8.02.	Establishment of Mirror Supplemental Medical Reimbursement Plan.
8.03.	Executive Deferred Compensation Sub-Plan.
8.04.	1998 Management Deferred Compensation Sub-Plan.

ARTICLE 9 GENERAL AND ADMINISTRATIVE PROVISIONS
9.01.	Sharing of Participant Information.
9.02.	Cooperation.
9.03.	Fiduciary Matters.
9.04.	Consent of Third Parties.
9.05.	Distribution Agreement.
9.06.	Service Provider Contracts.
9.07.	Indemnification.

(ii)

EMPLOYEE BENEFITS AGREEMENT

This EMPLOYEE BENEFITS AGREEMENT (this "Agreement"), dated as of December 8, 2005, is by and between Alltel Corporation, a Delaware corporation ("Alltel"), and Alltel Holding Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Alltel ("Spinco").

RECITALS

WHEREAS, Alltel, Spinco and Valor Communications Group, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of December 8, 2005 (the "Merger Agreement"), pursuant to which Spinco will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

WHEREAS, Alltel and Spinco have entered into a Distribution Agreement, dated as of December 8, 2005 (the "Distribution Agreement") setting forth certain transactions that are conditions to consummation of the Merger, including certain preliminary restructuring transactions whereby assets and liabilities predominately relating to or arising from the operation of Alltel's wireline communications business are transferred to Spinco or a Spinco Subsidiary; and

WHEREAS, pursuant to the Distribution Agreement, Alltel and Spinco have agreed to enter into this Agreement allocating assets, liabilities, and responsibilities with respect to certain employee benefit plans, policies, and compensation programs between them.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.01.  Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)  Agreement. Agreement means this Employee Benefits Agreement, including all Schedules hereto.

(b)  Alltel Wireless Individuals. Alltel Wireless Individuals means the employees, former employees, and the beneficiaries, dependents, alternate payees within the meaning of Section 206(d) of ERISA, and qualified beneficiaries within the meaning of Section 607 of ERISA thereof who are not Spinco Employees or Spinco Individuals.

(c)  Beginning Date. Beginning Date means the date that the Distribution Agreement is entered into by Alltel and Spinco.

(d)  Code. Code means the Internal Revenue Code of 1986, as amended.

(e)  ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

(f)  FMLA. FMLA means the Family and Medical Leave Act of 1993, as amended.

(g)  PBGC. PBGC means the Pension Benefit Guaranty Corporation or any successor thereto.

(h)  Pension Transfer Date. Pension Transfer Date means the date on which the assets are transferred pursuant to Section 3.01(c) of the Agreement, which date shall be as soon as reasonably practicable after the establishment of the Spinco Pension Plan (as defined herein).

(i)  Spinco Employees. Spinco Employees means the employees of AT Co. Group primarily engaged in the Spinco Business who are (1) transferred to or accept employment with Spinco, whether salaried or hourly and whether or not on vacation, leave, or authorized absence in accordance with the established practices or policies of Alltel on the Beginning Date and (2) designated as a Spinco Employee in accordance with Section 2.01 of this Agreement.

(j)  Spinco Individuals. Spinco Individuals means the former employees of the AT Group who were engaged in the Spinco Business and the beneficiaries, including dependents, alternate payees within the meaning of Section 206(d) of ERISA, and qualified beneficiaries within the meaning of Section 607 of ERISA thereof to the extent such beneficiaries, dependents, alternate payees and qualified beneficiaries have any interest in the employee benefit plans, policies and compensation programs set forth in Schedule III. Notwithstanding the foregoing, no individual shall be deemed a Spinco Individual for purposes of this Agreement unless designated as a Spinco Individual in accordance with Section 2.01 of this Agreement.

1.02.  Other Capitalized Terms. Capitalized terms used in this Agreement (and not otherwise defined in the preamble, recitals, or Section 1.01) shall have the respective meanings assigned to them in the Distribution Agreement, except for names of benefit arrangements and unless the contrary is clearly indicated by the context.

1.03.  Schedule I. Schedule I sets forth the Alltel employee benefit plans, policies, and compensation programs in effect as of the Beginning Date.

1.04.  Schedule V. Schedule V sets forth a list of Spinco Employees and Spinco Individuals as of the Beginning Date, which list will be updated from time to time prior to the Distribution Date by Alltel.

ARTICLE 2

EMPLOYEES AND GENERAL PRINCIPLES

2.01.  Designation of Spinco Employees and Spinco Individuals. Prior to the Distribution Date, Alltel and Spinco shall take or cause to be taken all actions necessary to cause the Spinco Employees to be employed by Spinco or a Spinco Subsidiary. Until the Distribution Date, Spinco shall continue to use existing salary or pay structures for Spinco Employees, including ordinary salary and pay adjustments in the normal course of business or salary or pay adjustments made in connection with a Spinco Employee's change in responsibility or a change in structure of Spinco. Prior to the Distribution Date, Alltel shall designate those employees and other individuals who shall constitute Spinco Employees and Spinco Individuals for purposes of this Agreement. Alltel shall provide Spinco and the Company or their designated agents and the Steering Committee with the list of the individuals so designated (as well as information with respect to service and most recent annual compensation with the AT Co. Group) within 15 days prior to the Distribution Date.

2.02.  Collective Bargaining Agreements. Prior to the Distribution Date, Alltel and Spinco shall take or cause to be taken actions that are necessary (if any) for Spinco or a Spinco Subsidiary to continue to maintain or to assume any collective bargaining agreements relating to Spinco Employees. Schedule II sets forth a list of collective bargaining agreements relating to Spinco Employees in effect as of the Beginning Date.

2.03.  Assumption, Retention of Liabilities. As described in this Agreement and except as otherwise provided in the Distribution Agreement, Spinco hereby agrees, as of the dates set forth herein, to assume and to pay, perform, fulfill, and discharge, or to cause an employee benefit plan to assume, pay, perform, fulfill, and discharge, or to cause an employee benefit plan, program or arrangement to assume, pay, perform, fulfill and discharge, in accordance with their respective terms, all liabilities (regardless of when or where such liabilities arose or arise or were or are incurred) relating to Spinco Employees and Spino Individuals, under or with respect to the employee benefit plans, policies, and compensation programs as set forth in Schedule III, to the extent relating to, arising out of, or resulting from future, present, or former employment with the AT Co. Group or Spinco Group. Alltel and AT Co. Group hereby agrees to retain, pay, perform, fulfill and discharge or cause an employee benefit plan, program or arrangement to retain, pay, perform, fulfill and discharge, in accordance with their respective terms, all liabilities (regardless of when or where such liabilities arose or arise or were or are incurred) relating to Alltel Wireless Employees.

2.04.  No Duplication of Benefits. The Spinco employee benefit plans, policies, and compensation programs shall be, with respect to Spinco Employees and Spinco Individuals, and in accordance with the terms of such benefit plans, policies and compensation programs and applicable law, the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Alltel employee benefit plans, policies, and compensation programs. Alltel and Spinco shall agree on methods and procedures to prevent Spinco Individuals from receiving duplicative benefits. Nothing in this Agreement shall entitle any Alltel Wireless Employee to any benefit, right or interest in any benefit plans, policies, and compensation programs established by Spinco pursuant to this Agreement.

2.05.  No Acceleration of Benefits. Except as otherwise provided in this Agreement or in the Distribution Agreement, no provision of this Agreement or the Distribution Agreement shall be construed to create any right, or accelerate vesting or entitlement, to any compensation or benefit whatsoever on the part of any Spinco Employee or Spinco Individual or other future, present or former employee of the AT Co. Group or Spinco Group under any benefit plans, policies, and compensation programs of the AT Co. Group or Spinco Group.

2.06.  Beneficiary Designations. All beneficiary designations made by Spinco Employees and Spinco Individuals for Alltel employee benefit plans shall be transferred to and be in full force and effect under the corresponding Spinco employee benefit plans until such beneficiary designations are replaced or revoked by the Spinco Employees and Spinco Individuals who made the beneficiary designation.

2.07.  Spinco Amendment Authority. Except as otherwise provided in this Agreement or in the Distribution Agreement, nothing in this Agreement is intended to prohibit Spinco or the Spinco Group from amending or terminating any employee benefit plans, policies, and compensation programs at any time after the Distribution Date.

2.08.  Asset Transfers. The provisions of this Agreement for the transfer of assets from certain trusts relating to Alltel employee benefit plans to the corresponding trusts relating to Spinco employee benefit plans are based upon the understanding of the parties that each such Spinco employee benefit plan will assume the corresponding liabilities from the Alltel employee benefit plan relating to the Spinco Employees and Spinco Individuals, as provided for in this Agreement.

2.09.  Spinco Responsibility and Rights. Spinco may perform any responsibility or exercise any right under this Agreement by causing such responsibility or right to be undertaken or exercised by a Spinco Subsidiary, provided, however, that Spinco shall be fully responsible to Alltel for ensuring compliance by Spinco, any Spinco Subsidiary and the Spinco Group with the applicable terms of this Agreement.

2.10.  No Commitment to Employment or Benefits. Nothing contained in this Agreement shall be construed as a commitment or agreement on the part of any person to continue employment with the AT Co. Group or Spinco Group, or as a commitment on the part of the AT Co. Group or Spinco Group to continue the employment, compensation, or benefits of any person for any period. This Agreement is solely for the benefit of the AT Co. Group, Spinco Group and the Company and nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any Person, including any Spinco Employee, Spinco Individual, Alltel Wireless Employee, employee of the Company, or officer, director or contractor of the AT Co. Group, the Spinco Group or the Company, other than the Company and parties to this Agreement and their respective successors and assigns.

2.11.  No Expansion of Participation. Unless otherwise determined by Spinco, a Spinco Employee or Spinco Individual shall be entitled to participate in a Spinco employee benefit plan, policy or compensation program established pursuant to this Agreement only to the extent that such Spinco Employee or Spinco Individual was entitled to participate in the corresponding Alltel employee benefit plan, policy or compensation program in effect immediately prior to the Effective Time.

2.12.  No Alteration of Collective Bargaining Agreements. Nothing in this Agreement is intended to alter the provisions of any collective bargaining agreement set forth on Schedule II or modify in any way the obligations of the AT Group or Spinco or the Spinco Group to any person or union as described in such agreement.

2.13.  Government Reporting. Prior to the Distribution Date or within such other time period described by applicable law or regulation, Alltel shall notify or report to the appropriate government agency regarding the transactions contemplated by, or the actions taken pursuant to this Agreement to the extent such notification or report is required by ERISA, the Code or other applicable law, and shall provide all information required by such government agency.

ARTICLE 3

DEFINED BENEFIT RETIREMENT PLANS

3.01.  Establishment of Mirror Retirement Plan and Trust.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan and related trust intended to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code for Spinco Employees and Spinco Individuals, the provisions of which shall be substantially similar to provisions of the Alltel Corporation Pension Plan (the "Spinco Pension Plan") including for this purpose the amendments to the Alltel Corporation Pension Plan regarding the freeze of benefit accruals under such plan for certain employees effective as of December 31, 2005 or December 31, 2010, as applicable, under the amendment.

(b)  Determination Letter. Before the expiration of the applicable remedial amendment period under Section 401(b) of the Code, Spinco shall file an application for and make commercially reasonable efforts to obtain a determination from the Internal Revenue Service that the Spinco Pension Plan and related trust are qualified within the meaning of Sections 401(a) and 501(a) of the Code, respectively.

(c)  Transfer of Assets/Liabilities. On the Pension Transfer Date, Alltel shall transfer, or cause to be transferred, in accordance with Section 414(l) of the Code, the assets and liabilities attributable to the Spinco Employees and Spinco Individuals from the Alltel Corporation Pension Plan and its related trust to the Spinco Pension Plan and its related trust. The amount of assets and liabilities transferred from the Alltel Corporation Pension Plan to the Spinco Pension Plan shall be determined in accordance with Section 3.02.

3.02.  Pension Plan Transfer Amount.

(a)  The liabilities transferred from the Alltel Corporation Pension Plan to the Spinco Pension Plan will be the current liability with respect to the Spinco Employees and Spinco Individuals under the Alltel Corporation Pension Plan as of the Pension Transfer Date. Except as provided in Section 3.02(b), the amount of assets transferred from the Alltel Corporation Pension Plan to the Spinco Pension Plan shall be the amount equal to a percentage of the fair market value of the assets of the Alltel Corporation Pension Plan as of the Pension Transfer Date, where the percentage is the quotient of (1) the current liability with respect to the Spinco Employees and Spinco Individuals under the Alltel Corporation Pension Plan as of the Pension Transfer Date divided by (2) the entire current liability under the Alltel Corporation Pension Plan as of the Pension Transfer Date. "Current liability" shall be calculated utilizing the actuarial methods and assumptions attached hereto as Schedule IV.

(b)  In no event shall the amount transferred under Section 3.02(a) be less than the amount required to be transferred under the requirements of Section 414(l) of the Code.

(c)  In the event Alltel makes a contribution(s) to the Alltel Corporation Pension Plan at or prior to the time of transfer of assets and liabilities to the Spinco Pension Plan, Spinco will pay to Alltel the percentage of the contribution(s) over $20 million equal to the quotient of (1) the current liability (as defined in Section 3.02(a)) with respect to the Spinco Individuals under the Alltel Corporation Pension Plan as of the Pension Transfer Date divided by (2) the entire current liability (as defined in Section 3.02(a)) under the Alltel Corporation Pension Plan as of the Pension Transfer Date.

ARTICLE 4

DEFINED CONTRIBUTION RETIREMENT PLANS

4.01.  Establishment of Mirror 401(k) Plan and Trust.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan and related trust intended to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code for Spinco Employee and Spinco Individuals, the provisions of which shall be substantially similar to provisions of the Alltel Corporation 401(k) Plan (the "Spinco 401(k) Plan").

(b)  Determination Letter. Before the expiration of the applicable remedial amendment period under Section 401(b) of the Code, Spinco shall file for and make commercially reasonable efforts to obtain a determination from the Internal Revenue Service that the Spinco 401(k) Plan and related trust are qualified within the meaning of Sections 401(a) and 501(a) of the Code, respectively.

(c)  Transfer of Assets/Liabilities. As soon as reasonably practicable after the establishment of the Spinco 401(k) Plan, Alltel shall transfer, or cause to be transferred, in accordance with Section 414(l) of the Code, the account balances (assets and liabilities) of the Spinco Employees and Spinco Individuals from the Alltel Corporation 401(k) Plan and its related trust to the Spinco 401(k) Plan and its related trust. Any participant loan notes with respect to the Spinco Individuals shall be transferred in-kind.

4.02.  Establishment of Mirror Profit Sharing Plan and Trust.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan and related trust intended to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code for Spinco Employees and Spinco Individuals, the provisions of which shall be substantially similar to the provisions of the Alltel Corporation Profit Sharing Plan (the "Spinco Profit Sharing Plan").

(b)  Determination Letter. Before the expiration of the applicable remedial amendment period under Section 401(b) of the Code, Spinco shall file an application for and make commercially reasonable efforts to obtain a determination from the Internal Revenue Service that the Spinco Profit Sharing Plan and related trust are qualified within the meaning of Sections 401(a) and 501(a) of the Code, respectively.

(c)  Transfer of Assets/Liabilities. As soon as reasonably practicable after the establishment of the Spinco Profit Sharing Plan, Alltel shall transfer, or cause to be transferred, in accordance with Section 414(l) of the Code, the account balances (assets and liabilities) of the Spinco Employees and Spinco Individuals from the Alltel Corporation Profit Sharing Plan and its related trust to the Spinco Profit Sharing Plan and related trust. Alltel will properly accrue liability on the financial statements prior to the Distribution Date for the amount of any contributions (prorated to the Distribution Date) required to be made with respect to any Spinco Employees or Spinco Individuals under the terms of Alltel Corporation Profit Sharing Plan, disregarding any minimum hours, end of year employment or similar requirements thereunder.

4.03.  Georgia Telephone Corporation Profit Sharing Plan. Prior to the Distribution Date, Alltel shall transfer, or cause to be transferred, the plan sponsorship, assets, liabilities and administration of the Georgia Telephone Corporation Profit Sharing Plan to Spinco.

4.04.  Accucomm Telecommunications, Inc. 401(k) Plan. Prior to the Distribution Date, Alltel shall transfer, or cause to be transferred, the plan sponsorship, assets, liabilities and administration of the Accucomm Telecommunications, Inc. 401(k) Plan to Spinco.

ARTICLE 5

HEALTH AND WELFARE PLANS

5.01.  Establishment of Mirror Comprehensive Plan of Group Insurance and Trust.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees and Spinco Individuals, the provisions of which shall be substantially identical to the provisions of the Alltel Comprehensive Plan of Group Insurance, including provisions regarding qualified beneficiaries within the meaning of Section 607 of ERISA and retirees (the "Spinco Comprehensive Plan").

(b)  Retention of Obligations/Assets. Spinco may, but is not required to establish, or cause to be established, a trust intended to be exempt from taxation under Section 501(c)(9) of the Code for Spinco Employees or Spinco Individuals. Alltel and the Alltel Comprehensive Plan of Group Insurance shall retain any and all liabilities with respect to claims incurred under such plan by the Spinco Employees and Spinco Individuals on or prior to the Distribution Date, regardless of whether such claims are reported before, on or after the Distribution Date. No assets of the trust related to the Alltel Comprehensive Plan of Group Insurance shall be transferred to Spinco or any trust established by Spinco.

(c)  Elections. Spinco shall cause its Spinco Comprehensive Plan to recognize and maintain all coverage and contribution elections made with respect to the Spinco Employees and Spinco Individuals under the Alltel Comprehensive Plan of Group Insurance. Spinco shall apply such elections under the Spinco Comprehensive Plan for the remainder of the period or periods for which the elections are by their terms applicable.

(d)  Maximums and Coverage Limits. Spinco shall cause the Spinco Comprehensive Plan to recognize and give credit for (1) all amounts applied by Spinco Individuals under the Alltel Comprehensive Plan of Group Insurance to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred during the calendar year in which the Distribution Date occurs and (2) all benefits paid to, or received by, Spinco Employees and Spinco Individuals under the Alltel Comprehensive Plan of Group Insurance, in either case, for purposes of determining when such persons have received the maximum benefits, including lifetime maximum benefits, provided under the Spinco Comprehensive Plan.

5.02.  Establishment of Mirror Long Term Disability Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees, the provisions of which shall be substantially similar to the provisions of the Alltel Corporation Long Term Disability Plan (the "Spinco LTD Plan").

(b)  Retention of Obligations/Liabilities. Effective as of the date of establishment of the Spinco LTD Plan, the obligations and liabilities incurred on or prior to such date with respect to Spinco Employees and Spinco Individuals under the Alltel Corporation Long Term Disability Plan shall be and remain the sole responsibility of Alltel Corporation Long Term Disability Plan.

5.03.  Establishment of Mirror Flex Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Individuals, the provisions of which shall be substantially similar to the provisions of the Income Advantage Plan (POP) (the "Spinco Flex Plan").

(b)  Elections. Spinco shall cause its Spinco Flex Plan to recognize and maintain all coverage and contribution elections made with respect to the Spinco Individuals under the Income Advantage Plan (POP). Spinco shall apply such elections under the Spinco Flex Plan for the remainder of the period or periods for which the elections are by their terms applicable. With respect to any expense reimbursement account covered under Section 125 of the Code, Spinco shall cause the Spinco Flex Plan to recognize the account balances of the Spinco Individuals under the Income Advantage Plan (POP), regardless of whether the account balance is positive or negative, as if their participation in the Spinco Flex Plan had been since the beginning of the calendar year. Alltel shall transfer assets equal to the value of the account balances under the Spinco Flex Plan as of the Distribution Date to Spinco.

5.04.  Establishment of Mirror Group Accident Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees, the provisions of which shall be substantially similar to the provisions of the Group Accident Plan (the "Spinco Accident Plan").

(b)  Retention of Obligations/Liabilities. Effective as of the date of establishment of the Spinco Accident Plan, the obligations and liabilities incurred on or prior to such date with respect to Spinco Employees and Spinco Individuals under the Group Accident Plan shall be and remain the sole responsibility of the Group Accident Plan.

5.05.  Establishment of Mirror Special Insurance Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees, the provisions of which shall be substantially similar to the provisions of the Special Insurance Plan for Former Allied Telephone Profit Sharing (the "Spinco Special Insurance Plan").

(b)  Retention of Obligations/Liabilities. Effective as of the date of establishment of the Spinco Special Insurance Plan, the obligations and liabilities incurred on or prior to such date with respect to Spinco Employees and Spinco Individuals under the Special Insurance Plan for Former Allied Telephone Profit Sharing shall be and remain the sole responsibility of the Special Insurance Plan for Former Allied Telephone Profit Sharing.

ARTICLE 6

MISCELLANEOUS BENEFITS

6.01.  Establishment of Mirror Educational Assistance Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees, the provisions of which shall be substantially similar to the provisions of the Educational Assistance Plan (the "Spinco Educational Plan").

(b)  Transfer of Obligations/Liabilities. Effective as of the date of establishment of the Spinco Educational Plan, the obligations and liabilities with respect to Spinco Employees under the Educational Assistance Plan shall be transferred to and assumed by the Spinco Educational Plan.

6.02.  Establishment of Mirror Adoption Assistance Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees, the provisions of which shall be substantially similar to the provisions of the Adoption Assistance Plan (the "Spinco Adoption Plan").

(b)  Transfer of Obligations/Liabilities. Effective as of the date of establishment of the Spinco Adoption Plan, the obligations and liabilities with respect to Spinco Employees under the Adoption Assistance Plan shall be transferred to and assumed by the Spinco Adoption Plan.

6.03.  Establishment of Mirror Severance Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees, the provisions of which shall be substantially similar to the provisions of the Severance Pay Plan (the "Spinco Severance Plan").

(b)  No Benefit Triggered. The Distribution, Merger or both shall not be an event that entitles a Spinco Employer or Spinco Individual to benefits under the Severance Pay Plan or Spinco Severance Plan.

(c)  One-Year Preservation Period For a period of one year after the Distribution Date, the Spinco Severance Plan shall not be amended so as to provide benefits that are less than that which would have been provided on the day before the Distribution Date.

6.04.  Leave of Absence Programs and FMLA. Prior to the Distribution Date, Spinco shall assume and thereafter honor all terms and conditions of leaves of absence which have been granted to any Spinco Employees under a leave of absence program or FMLA by the AT Co. Group. After the Distribution Date, unless otherwise provided in the Transition Services Agreement, Spinco shall be solely responsible for administering leaves of absence and compliance with FMLA with respect to Spinco Employees. Spinco shall recognize all periods of service of Spinco Employees with the AT Co. Group, as applicable, to the extent such service is recognized by AT Co. Group for the purpose of eligibility for leave entitlement under an Alltel leave of absence program and FMLA.

6.05.  Employee Stock Purchase Plan. For the period prior to the Distribution Date, Spinco Employees shall be eligible to participate in the Employee Stock Purchase Plan. On or after the Distribution Date, Spinco Individuals shall not be eligible to participate in the Employee Stock Purchase Plan.

6.06.  People Practices. Prior to the Distribution Date, Spinco shall establish, or cause to be established, people practices for Spinco Employees, the provisions of which shall be substantially similar to the provisions of the Alltel People Practices (the "Spinco People Practices"). Effective as of the date of establishment of the Spinco People Practices, the obligations and liabilities with respect to Spinco Employees under the Alltel People Practices (including service bridging, employee assistance programs, bereavement, holidays, jury and witness duty, leave of absence, sick pay program, short term earnings protection program (STEPP), and vacation) shall be transferred to and assumed by Spinco and Spinco shall recognize all periods of service of Spinco Employees with the AT Co. Group, as applicable, under the Spinco People Practices to the extent such service is recognized by AT Co. Group for the purpose of eligibility for Alltel People Practices.

ARTICLE 7

INCENTIVE PLANS AND STOCK-BASED COMPENSATION

7.01.  Incentive Awards.

(a)  Alltel Corporation Performance Incentive Compensation Plan. For the 2006 performance period, awards held by Spinco Individuals under the Alltel Corporation Performance Incentive Compensation Plan as of the Distribution Date shall be paid as follows:

(1)  The awards shall be deemed earned based on the Alltel Board of Directors' or appropriate committee thereof reasonable estimate, as of the Distribution Date, of the actual performance level during the period commencing on January 1, 2006 and ending on the Distribution Date. If earned, each such Spinco Individual shall be entitled to a pro rata award, the amount of which shall be calculated based on the number of days in the period commencing on January 1, 2006 and ending on the Distribution Date out of the total number of days in the performance measurement period. The amounts described in this Section 7.01(a)(1), if any, shall be paid by Alltel in cash (subject to applicable deferrals, deductions and tax withholdings) by the Distribution Date.

(2)  Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan, the provisions of which shall be substantially identical to provisions of the Alltel Corporation Performance Incentive Compensation Plan, which shall apply to the performance period beginning the day after the Distribution Date and ending on December 31, 2006. Spinco shall establish appropriate performance targets and award amounts that shall be in effect for such performance period and shall designate such Spinco Individuals as participants.

(b)  Alltel Corporation Long-Term Performance Incentive Compensation Plan. Outstanding awards held by Spinco Individuals under the Alltel Corporation Long-Term Performance Incentive Compensation Plan as of the Distribution Date shall be paid as follows:

(1)  The awards in effect as of the Distribution Date for the 2004 - 2006 performance measurement period shall be deemed earned based on the Alltel Board of Directors' or appropriate committee thereof reasonable estimate, as of the Distribution Date, of the actual performance level of such period. If earned, each such Spinco Individual shall be entitled to a pro rata award, the amount of which shall be calculated based on (i) the number of days in the period commencing on January 1, 2004 and ending on the Distribution Date out of the total number of days in the performance measurement period and (ii) his or her average base compensation during such period.

(2)  The awards in effect as of the Distribution Date for the 2005 - 2007 performance measurement period shall be deemed earned at the target performance level. Each such Spinco Individual shall be entitled to a pro rata award, the amount of which shall be calculated based on (i) the number of days in the period commencing on January 1, 2005 and ending on the Distribution Date out of the total number of days in the performance measurement period and (ii) his or her average base compensation during such period.

(3)  The Spinco Individuals shall not be eligible to receive any awards under the Alltel Corporation Long-Term Performance Incentive Compensation Plan with respect to performance measurement periods beginning on or after January 1, 2006.

(4)  The amounts described in this Section 7.01(b) shall be paid by Alltel in cash (subject to applicable deferrals, deductions and tax withholdings) by the Distribution Date.

(c)  Compliance with Section 409A of the Code. To the extent practicable, all incentive awards shall be paid in such a manner as to avoid the adverse consequences of section 409A of the Code.

7.02.  Stock Options.

(a)  Vested Options. To the extent that a Spinco Individual is holding an award consisting of an Alltel option that is vested and outstanding as of the Distribution Date, that Spinco Individual shall be treated as experiencing a separation from service from, or otherwise terminating employment with, Alltel. Any such Alltel option shall expire unless it is exercised within the time provided in the option itself.

(b)  Unvested Options. To the extent that a Spinco Individual is holding an award consisting of an Alltel option that is not vested as of the Distribution Date, that option shall be cancelled as of the Distribution Date and replaced by restricted shares of Company common stock in accordance with the terms of Section 8.10(e) of Spinco Disclosure Letter to the Merger Agreement.

7.03.  Restricted Stock. Each Alltel Restricted Share award outstanding under the 1998 Equity Incentive Plan and held by a Spinco Individual as of the Distribution Date shall become fully vested on the Distribution Date.

7.04.  Other Plans. Spinco shall not assume any obligations, liabilities, sponsorship, administration or assets of or with respect to the Alltel Corporation 1991 Stock Option Plan, Alltel Corporation 1994 Stock Option Plan, Alltel Corporation 1998 Equity Incentive Plan, Alltel Corporation 2001 Equity Incentive Plan, Alltel Corporation Performance Incentive Compensation Plan, Alltel Corporation Long-Term Performance Incentive Compensation Plan, Change in Control Agreements, Alltel Corporation Supplemental Executive Retirement Plan and Alltel Split Dollar Insurance Arrangement.

ARTICLE 8

EXECUTIVE BENEFITS

8.01.  Establishment of Mirror Benefit Restoration Plan.

(a)  Establishment. Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees, the provisions of which shall be substantially identical to the provisions of the Benefit Restoration Plan (the "Spinco Restoration Plan").

(b)  Transfer of Obligations/Liabilities. Effective as of the date of establishment of the Spinco Restoration Plan, the obligations and liabilities with respect to Spinco Employees under the Benefit Restoration Plan shall be transferred to and assumed by the Spinco Restoration Plan.

8.02.  Establishment of Mirror Supplemental Medical Reimbursement Plan.

(a)  Prior to the Distribution Date, Spinco shall establish, or cause to be established, a plan for Spinco Employees and Spinco Individuals, the provisions of which shall be substantially similar to the provisions of the Supplemental Medical Reimbursement Plan (SMRP) (the "Spinco SMR Plan").

(b)  Effective as of the date of establishment of the Spinco SMR Plan, the obligations and liabilities incurred on or prior to such date with respect to Spinco Employees and Spinco Individuals under the Supplemental Medical Reimbursement Plan (SMRP) shall be and remain the sole responsibility of the Supplemental Medical Reimbursement Plan (SMRP).

8.03.  Executive Deferred Compensation Sub-Plan. Prior to the Distribution Date, Alltel shall transfer, or cause to be transferred, the plan sponsorship, liabilities and administration of the Executive Deferred Compensation Sub-Plan to Spinco and shall transfer cash to the general funds of Spinco in an amount sufficient to provide for the payment of all benefits due under the sub-plan (assuming for purposes of calculating this amount only, that all benefits shall be payable in a single lump sum on the Distribution Date).

8.04.  1998 Management Deferred Compensation Sub-Plan. Prior to the Distribution Date, Alltel shall transfer, or cause to be transferred, the plan sponsorship, liabilities and administration of the 1998 Management Deferred Compensation Sub-Plan to Spinco and shall transfer cash to the general funds of Spinco in an amount sufficient to provide for the payment of all benefits due under the sub-plan (assuming for purposes of calculating this amount only, that all benefits shall be payable in a single lump sum on the Distribution Date).

ARTICLE 9

GENERAL AND ADMINISTRATIVE PROVISIONS

9.01.  Sharing of Participant Information. Alltel and Spinco shall share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each employee benefit plan of Alltel and Spinco, as permitted by applicable law and subject to applicable laws on confidentiality.

9.02.  Cooperation. The AT Co. Group and Spinco Group shall cooperate fully with each other on any issue relating to the transactions contemplated by this Agreement.

9.03.  Fiduciary Matters. AT Co. Group and Spinco each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

9.04.  Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the AT Co. Group and Spinco Group shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the AT Co. Group and Spinco Group shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

9.05.  Distribution Agreement. This Agreement shall be incorporated by reference into the Distribution Agreement and, in addition to Section 9.07, all provisions of the Distribution Agreement, including the survival and indemnification and miscellaneous provisions, shall apply with equal force to this Agreement except as specifically provided in this Agreement.

9.06.  Service Provider Contracts.

(a)  Service Provider Contracts. Alltel shall use its reasonable best efforts to cause each service provider (including third-party administrator, recordkeeper and trustee) with respect to any plan or program assumed or mirrored by Spinco (including the Alltel Comprehensive Plan of Group Insurance, Alltel Corporation Long Term Disability Plan, Income Advantage Plan (POP), Group Accident Plan or Special Insurance Plan for Former Allied Telephone Profit Sharing, Alltel Corporation Pension Plan, Alltel Corporation 401(k) Plan, Alltel Corporation Profit Sharing Plan, and Supplemental Medical Reimbursement Plan (SMRP)) in existence as of the Beginning Date to enter into an agreement with Spinco with substantially similar terms and conditions as provided to Alltel Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures, reporting requirements and target claims. The Spinco Group shall use its reasonable best efforts to cooperate with Alltel in such efforts, and the Spinco Group shall not perform any act, including discussing any alternative arrangements with any third party, that would prejudice Alltel's efforts. If it becomes reasonably likely that Alltel will not be successful in negotiating contract language with a third-party administrator that will permit compliance with the foregoing provisions of this Section 9.06(a), Alltel shall so notify Spinco promptly, and after such notification, the Spinco Group shall be released from the restriction contained in the immediately preceding sentence. In addition, notwithstanding any other provision of this Agreement, the Distribution Agreement or any other agreement between the parties hereto, Spinco shall not be required, or be deemed to be required, to establish a benefit plan, policy, program, practice or arrangement that it is not able to insure or administer or contract for insurance or administration on substantially similar terms and conditions as the Alltel benefit plans, policies, programs, practices or arrangements.

(b)  Insurance and HMO/PPO Agreements. Alltel shall use its reasonable best efforts to cause each HMO, PPO, and insurance carrier that provides benefits under any plan or program assumed or mirrored by Spinco (including the Alltel Comprehensive Plan of Group Insurance, Alltel Corporation Long Term Disability Plan, Income Advantage Plan (POP), Group Accident Plan or Special Insurance Plan for Former Allied Telephone Profit Sharing) in existence as of the Beginning Date to provide coverage to Spinco Individuals on terms that are substantially similar to the terms and conditions provided to Alltel, in each case, through December 31, 2006, or such other date on which the parties may agree. Such terms and conditions shall include the financial and termination provisions. The Spinco Group shall use its reasonable best efforts to cooperate with Alltel in such efforts, and the Spinco Group shall not perform any act, including discussing any alternative arrangements with any third-party that would prejudice Alltel's efforts. If it becomes reasonably likely that Alltel will not be successful in negotiating contract language that will permit compliance with the foregoing provisions of this Section 9.06(b), Alltel shall so notify Spinco promptly, and after such notification, the Spinco Group shall be released from the restriction contained in the immediately preceding sentence. In addition, notwithstanding any other provision of this Agreement, the Distribution Agreement or any other agreement between the parties hereto, Alltel shall not be required, or be deemed to be required, to maintain a benefit plan, policy, program, practice or arrangement that it is not able to insure or administer or contract for insurance or administration on substantially similar terms and conditions as the Alltel benefit plans, policies, programs, practices or arrangements prior to the Distribution Date.

9.07.  Indemnification.

(a)  By Spinco. In addition to any indemnity in any other Transaction Agreement, Spinco shall indemnify, defend and hold harmless the AT Co. Indemnitees from and against all Indemnifiable Losses arising out of or due to (i) the transfer of assets and liabilities as provided under this Agreement, (ii) any administrative errors or administrative failures of any member of the Spinco Group regarding the Spinco employee benefit plans, policies, and compensation programs or (iii) claims for benefits by any person under the Spinco employee benefit plans, policies, and compensation programs; provided, however, the forgoing indemnity shall not apply in any case or circumstance to the extent (i) involving a fiduciary violation under ERISA against any member of the AT Co. Group or any of its agents or fiduciaries or (ii) any member of the AT Co. Group or any of its agents or fiduciaries has been negligent, acted with willful misconduct, engaged in fraud or embezzlement or violated any applicable law.

(b)  By Alltel. In addition to any indemnity in any other Transaction Agreement, Alltel shall indemnify, defend and hold harmless the Spinco Indemnitees from and against all Indemnifiable Losses arising out of or due to (i) the transfer of assets and liabilities as provided under this Agreement, (ii) any administrative errors or administrative failures of any member of the At. Co. Group regarding the Alltel employee benefit plans, policies, and compensation programs and which has an impact on the expected benefits under, or compliance with any law of, the Spinco employee benefit plans, policies, and compensation programs, (iii) claims for benefits by any person under the Spinco employee benefit plans, policies, and compensation programs attributable to any foregoing administrative errors or administrative failures of any member of the At. Co. Group, or (iv) any liabilities and obligations pertaining to any person or entity to the extent not expressly assumed by Spinco under this Agreement; provided, however, the forgoing indemnity shall not apply in any case or circumstance to the extent (i) involving a fiduciary violation under ERISA against any member of the Spinco Group or any of its agents or fiduciaries or (ii) any member of the Spinco Group or any of its agents or fiduciaries has been negligent, acted with willful misconduct, engaged in fraud or embezzlement or violated any applicable law.

The foregoing indemnities under subsections (a) and (b) shall apply to any claim formally presented in writing to the other party before the first anniversary of the Distribution Date.

IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

ALLTEL CORPORATION

By: /s/ Scott T. Ford
Name: Scott T. Ford
Title: CEO & President

ALLTEL HOLDING CORP.

Name: /s/ Jeffrey R. Gardner
Title: President